Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Pre-Effective Amendment No. 1 to Registration Statement on Form S-1 (File No. 333-282516) and related Prospectus, of our report dated January 13, 2023 relating to our audit of the consolidated financial statements of Mullen Automotive Inc. as of September 30, 2022 and for the year then ended. Our report includes an explanatory paragraph related to Mullen Automotive Inc.’s ability to continue as a going concern.

We also consent to the reference to our firm under the caption “Experts.”

/s/ Daszkal Bolton LLP

Fort Lauderdale, Florida

November 7, 2024